Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8, No. 333-60518, Form S-8, No. 333-34352, Form S-8, No. 93271, Form S-8, No. 333-68993 and Form S-3, No. 333-68991) of American Capital Strategies, Ltd. and in the related Prospectuses, of our report dated February 5, 2002, with respect to the consolidated financial statements and financial highlights of American Capital Strategies, Ltd. included in this Annual Report (Form 10-K) for the year ended December 31, 2001.

/s/ Ernst & Young LLP

McLean, Virginia

March 29, 2002